Exhibit 1.1

VORNADO REALTY L.P.

(a Delaware limited partnership)

$500,000,000 Aggregate Principal Amount of 5.750% Notes due 2033

UNDERWRITING AGREEMENT

Dated: January 7, 2026

i

Section 4.	Payment of Expenses.	14
(a)	Expenses	14
(b)	Termination of Agreement	15
Section 5.	Conditions of Underwriters’ Obligations	15
(a)	Effectiveness of Registration Statement	15
(b)	Opinions of Counsel for the Company	15
(c)	Opinion of Maryland Counsel for the Trust	15
(d)	Opinion of Counsel for the Underwriters	16
(e)	Officers’ Certificate	16
(f)	Officer’s Certificate	16
(g)	Accountants’ Comfort Letter	16
(h)	Bring-down Comfort Letter	16
(i)	Maintenance of Rating.	16
(j)	Additional Documents	17
(k)	Termination of Agreement	17
Section 6.	Indemnification	17
(a)	Indemnification of Underwriters	17
(b)	Indemnification of Company, Trustees, Partners and Officers	18
(c)	Actions against Parties; Notification	18
(d)	Settlement without Consent if Failure to Reimburse	19
Section 7.	Contribution	19
Section 8.	Representations, Warranties and Agreements to Survive Delivery	20
Section 9.	Termination of Agreement	21
(a)	Termination; General	21
(b)	Liabilities	21
Section 10.	Default by One or More of the Underwriters	21
(a)	Substitution of Defaulting Underwriters	21
(b)	Purchase by Non-Defaulting Underwriters	22
(c)	Termination	22
Section 11.	Notices	22
Section 12.	No Fiduciary Duty	22
Section 13.	Parties	22
Section 14.	Miscellaneous	23
Section 15.	Recognition of U.S. Special Resolution Regime	23
Section 16.	Governing Law and Time	24
Section 17.	Trial by Jury	24
Section 18.	Effect of Headings	24
Section 19.	Counterparts	24

ii

SCHEDULES
Schedule A - List of Underwriters	Sch A-1
Schedule B - Terms of the Securities	Sch B-1
Schedule C - Free Writing Prospectus	Sch C-1
Schedule D - Final Term Sheet	Sch D-1

EXHIBITS
Exhibit A - Form of Opinion of Company’s Counsel	A-1
Exhibit B - Form of Opinion of Maryland Counsel to the Company	B-1
Exhibit C – Form of Officer’s Certificate of Chief Financial Officer of Vornado Realty L.P.	C-1

iii

VORNADO REALTY L.P.

(a Delaware limited partnership)

$500,000,000 Aggregate Principal Amount of 5.750% Notes due 2033

Underwriting Agreement

January 7, 2026

BofA Securities, Inc.

One Bryant Park

New York, NY 10036

PNC Capital Markets LLC
300 Fifth Ave, 10th Floor
Pittsburgh, PA 15222

U.S. Bancorp Investments, Inc.
214 N. Tryon St., 26th Floor
Charlotte, NC 28202

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, NC 28202

As Representatives of the several Underwriters named in Schedule A

Ladies and Gentlemen:

Vornado Realty L.P., a Delaware limited partnership (the “Company”), confirms its agreement with BofA Securities, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA Securities, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of $500,000,000 aggregate principal amount of 5.750% Notes due 2033 (the “Securities”) of the Company set forth above.

The Securities are to be issued under the Indenture, dated as of November 23, 2003 (the “Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”).

The Company understands that the Underwriters propose to offer the Securities (the “Offering”) as set forth in the prospectus supplement as soon after the execution and delivery hereof as in the judgment of the Representatives is advisable.

The Company has filed an automatic shelf registration statement on Form S-3ASR (File No. 333-278428) in respect of the Securities and other securities of the Company and the Trust (as defined below) with the Securities and Exchange Commission (the “Commission”), pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), under the Securities Act of 1933, as amended (the “1933 Act”), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, in the form in which it became effective, as amended through the date hereof, including all exhibits thereto, all documents incorporated by reference therein through the date hereof and any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the 1933 Act to be part of the Registration Statement, each as amended at the time such part of the Registration Statement became effective, are hereinafter collectively called the “Registration Statement.”

The base prospectus filed as part of the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities and other securities of the Company is hereinafter called the “Basic Prospectus”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined below), including the preliminary prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act, is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act in accordance with Section 3(c) hereof is hereinafter called the “Final Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus or the Final Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the 1933 Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Pricing Prospectus or the Final Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the 1933 Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus.”

For the purposes of this Agreement, the “Applicable Time” is 3:20 p.m. (New York City time) on the date of this Agreement and the “Disclosure Package” refers collectively to (i) the Pricing Prospectus as supplemented by the final term sheet, if any, prepared and filed pursuant to Section 3(b) hereof, as of the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule C hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated,” “described,” “discussed” or “set forth” in the Registration Statement, the Disclosure Package or the Final Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, as the case may be.

Section 1.      Representations and Warranties.

(a)            Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the Applicable Time and as of the Closing Time referred to in Section 2(b) hereof and agrees with each Underwriter, as follows:

(i)            Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and any further documents so filed and incorporated by reference in the Registration Statement, the Pricing Prospectus and the Final Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement, the Disclosure Package or the Final Prospectus, in each case as amended or supplemented, relating to the Securities;

(ii)            Compliance with Registration Requirements.

(1)            The Registration Statement conforms, and the Final Prospectus and any further amendments or supplements to the Registration Statement and the Final Prospectus will conform, in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the Applicable Time and as of the applicable filing date as to the Final Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Final Prospectus, in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement or the Final Prospectus as amended or supplemented relating to the Securities;

(2)            The Disclosure Package, when taken together as a whole, did not, as of the Applicable Time, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule C hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Final Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(iii)            Form S-3 Eligibility. The Company meets the requirements for use of Form S-3 under the 1933 Act and has filed with the Commission a registration statement on Form S-3, including a prospectus relating to the Securities and other securities of the Company for the registration of such securities under the 1933 Act and such registration statement became effective upon filing with the Commission;

(iv)            Well-known Seasoned Issuer. The Company is a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the 1933 Act objecting to the use of the Registration Statement;

(v)            Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company not be considered an Ineligible Issuer;

(vi)            No Material Adverse Change in Business. Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as otherwise stated therein, there has not been any change in the capitalization or long-term debt of the Company or any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs (a “Material Adverse Effect”) of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package and the Final Prospectus;

(vii)            Good Standing of the Company. The Company has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own, lease and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company; all of the issued and outstanding limited partnership interests in the Company have been duly authorized and validly issued and are fully paid and (except for the general partner interest) nonassessable; Vornado Realty Trust, a Maryland real estate investment trust (the “Trust”), is the sole general partner of, and owned an approximately 91.5% common limited partnership interest in, the Company as of September 30, 2025;

(viii)            Good Standing of Subsidiaries. Each subsidiary of the Company has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its organization and has power and authority to own or lease, as applicable, and operate its properties and to conduct its business substantially as described in the Disclosure Package and the Final Prospectus and is duly qualified as a foreign organization to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole. All of the issued and outstanding capital stock of each of the subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable; all of the partnership interests in each subsidiary that is a partnership are validly issued and the Company has no obligation to make any further payments for the acquisition of such partnership interests or contributions to any subsidiary that is a partnership solely by reason of its ownership of the partnership interests in such subsidiary, and all of the limited liability company interests in each subsidiary that is a limited liability company are validly issued and the Company has no obligation to make any further payments for the acquisition of such limited liability company interests or contributions to any subsidiary that is a limited liability company solely by reason of its ownership of the limited liability company interests of such subsidiary. Except as otherwise disclosed in or contemplated by the Disclosure Package or the Final Prospectus, all such shares and interests, as the case may be, are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except where such security interest, mortgage, pledge, lien, encumbrance, claim or equity would not reasonably be expected to result in a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

(ix)            Capitalization. The Company has an authorized capitalization as set forth in its Annual Report on Form 10-K for the year ended December 31, 2024 (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the terms of reservations, agreements or employee benefit plans, including, without limitation, employee or director stock option plans, the redemption of units of the Company or the exercise of options outstanding on the date hereof);

(x)            Authorization and Description of the Securities. The Securities have been duly authorized, and, when the Securities are duly authenticated by the Trustee and executed and delivered in accordance with the Indenture and paid for by the Underwriters in accordance with this Agreement, such Securities will be duly and validly executed, issued and delivered and will constitute valid and binding obligations of the Company; the Securities will conform to the description thereof contained in the Basic Prospectus under the caption “Description of Debt Securities of Vornado Realty Trust and Vornado Realty L.P.” and in the Pricing Prospectus and the Final Prospectus under the caption “Description of the Notes” and such description will conform to the rights set forth in the Indenture, in each case in all material respects;

(xi)            Absence of Conflicts and Defaults. The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Indenture and this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary trust action of the Trust, as general partner of the Company, and, except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the certificate of limited partnership, as amended, of the Company, or (except where such violation would not cause a Material Adverse Effect on the Company and its subsidiaries taken as a whole or any adverse effect on the Company’s ability to consummate the transactions contemplated hereby) any statute or any order, rule or regulation of any court or governmental authority, agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Indenture and this Agreement, except such as have been, or will have been prior to the Closing Time (as defined in Section 2(b) hereof), obtained under the 1933 Act and the 1933 Act Regulations and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(xii)            Authorization of this Underwriting Agreement. This Agreement has been duly authorized by all necessary partnership action of the Company and has been executed and delivered by the Trust on behalf of the Company;

(xiii)            Authorization of the Indenture. The Indenture has been duly authorized by all necessary partnership action of the Company, has been executed and delivered by the Trust on behalf of the Company and constitutes a legal, valid and binding instrument against the Company enforceable in accordance with its terms (subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles);

(xiv)            Absence of Proceedings. Other than as set forth in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or the 1933 Act Regulations which have not been so filed, except where the failure to file such exhibit would not amount to an untrue statement of a material fact or omission of a statement of a material fact required to make the statements in the Registration Statement not misleading in the light of the circumstances under which they were made;

(xv)            No Violations or Defaults. Neither the Company nor any of its subsidiaries is in violation of its organizational documents or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which default would have a Material Adverse Effect on the Company and its subsidiaries taken as a whole;

(xvi)            Accuracy of Certain Descriptions. The statements set forth in the Basic Prospectus, the Pricing Prospectus and the Final Prospectus under the captions “Description of Debt Securities of Vornado Realty Trust and Vornado Realty L.P.,” “Description of the Notes,” “Material U.S. Federal Income Tax Considerations,” “Plan of Distribution” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects;

(xvii)            Investment Company Act. The Company is not, and solely after giving effect to the offering and sale of the Securities as herein contemplated and the application of proceeds therefrom as described in the Pricing Prospectus and the Final Prospectus, will not be subject to registration as an “investment company” under the Investment Company Act;

(xviii)            Independent Public Accountants. Deloitte & Touche LLP, who has certified certain financial statements and financial statement schedules of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Prospectus or the Final Prospectus is an independent public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations;

(xix)            Financial Statements. The financial statements and the financial statement schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as at the dates indicated, the results of their operations for the periods specified and the information required to be stated therein; and said financial statements and financial statement schedules have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus;

(xx)            REIT Qualification. The Trust is organized and, commencing with its taxable year ended December 31, 1993, has operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”), and currently intends to operate in a manner which allows the Trust to continue to meet the requirements for taxation as a REIT under the Code.

(xxi)            Title to Property. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, and except as would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole: (i) each of the Company and its subsidiaries has good and marketable title to all properties and assets described in the Disclosure Package and the Final Prospectus as owned by such party; (ii) all of the leases under which the Company or any of its subsidiaries holds or uses real property or assets as a lessee are in full force and effect, and neither the Company nor any of its subsidiaries is in material default in respect of any of the terms or provisions of any of such leases and no claim has been asserted by anyone adverse to any such party’s rights as lessee under any of such leases, or affecting or questioning any such party’s right to the continued possession or use of the leased property or assets under any such leases; (iii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Disclosure Package and the Final Prospectus are disclosed therein; (iv) neither the Company, any of its subsidiaries nor, to the knowledge of the Company, any lessee of any portion of any such party’s properties is in default under any of the leases pursuant to which the Company or any of its subsidiaries leases its properties to third parties and neither the Company nor any of its subsidiaries knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases; (v) no tenant under any lease pursuant to which the Company or any of its subsidiaries leases its properties has an option or right of first refusal to purchase the premises leased thereunder; (vi) to the best of its knowledge, each of the properties of the Company or any of its subsidiaries complies with all applicable codes and zoning laws and regulations; and (vii) neither the Company nor any of its subsidiaries has knowledge of any pending or threatened condemnation, zoning change or other proceeding or action that will in any manner affect the size or use of, improvements or construction on or access to the properties of the Company or any of its subsidiaries;

(xxii)            Environmental Laws. Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, or as is not reasonably likely to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole:

A.            each of the Company and its subsidiaries is in compliance with all applicable laws relating to pollution or the discharge of materials into the environment, including common law standards of conduct relating to damage to property or injury to persons caused by such materials (“Environmental Laws”), each of the Company and its subsidiaries currently holds all governmental authorizations required under Environmental Laws in order to conduct their businesses as described in the Disclosure Package and the Final Prospectus, and neither the Company nor any of its subsidiaries has any basis to expect that any such governmental authorization will be modified, suspended or revoked, or cannot be renewed in the ordinary course of business;

B.            there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, threatened release, or disposal of any material (including radiation and noise), that could reasonably be expected to form the basis of any claim (whether by a governmental authority or other person or entity) under Environmental Laws for cleanup costs, damages, penalties, fines, or otherwise, against any of the Company or its subsidiaries, or against any person or entity whose liability for such claim may have been retained by any of the Company or its subsidiaries, whether by contract or law; and

C.            the Company and its subsidiaries have made available to the Representatives or counsel for the Underwriters all material studies, reports, assessments, audits and other information in their possession or control relating to any pollution or release, threatened release or disposal of materials regulated under Environmental Laws on, at, under, from or transported from any of their currently or formerly owned, leased or operated properties, including, without limitation, all information relating to underground storage tanks and asbestos containing materials;

(xxiii)            No Stabilizing Actions. Except as done in compliance with Regulation M, the Company has not taken, and the Company will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities;

(xxiv)            Disclosure and Accounting Controls. The Company maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) and such disclosure controls and procedures were effective as of the end of the Company’s most recently completed fiscal quarter. The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences;

(xxv)            Compliance with OFAC. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or any similar sanctions imposed by any other body, governmental or other, to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”). Since April 24, 2019, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or target of any Sanctions.

(xxvi)            No Unlawful Payments. None of the Company or any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or representative of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment or benefit;

(xxvii)            Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxviii)            Cybersecurity. The computer systems, networks, hardware, software, databases, websites, and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its subsidiaries (the “Company IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have implemented commercially reasonable backup, security and disaster recovery technology, and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to the Company IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data), nor any incidents under internal review or investigations relating to the same, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and

(xxix)      UK Bail-In Legislation. As used in this subsection (xxix) below, (i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings); (ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised; (iii) “UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability; and (iv) “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms:

A.            notwithstanding and to the exclusion of any other terms of this Agreement or any other agreements, arrangements or understanding between the UK Financial Institution and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by: (i) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the UK Financial Institution to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof: (A) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon; (B) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the Company or another person, and the issue to or conferral of the Company of such shares, securities or obligations; (C) the cancellation of the UK Bail-in Liability; and (D) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and (b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

(b)            Officer’s Certificates. Any certificate signed by any officer of the Trust or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2.      Sale and Delivery to the Underwriters; Closing.

(a)            Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth and as set forth in the Indenture, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the prices to the Underwriters set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)            Payment. Payment of the purchase price for, and delivery through the facilities of The Depository Trust Company (“DTC”) of, the Securities shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, New York 10001 or at such other place as shall be agreed upon by the Representatives on behalf of the Underwriters and the Company, at 10:00 a.m. (New York City time) on January 14, 2026 or such other time not later than ten business days after such date as shall be agreed upon by the Representatives on behalf of the Underwriters and the Company (such time and date of payment and delivery being herein called the “Closing Time”).

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery through the facilities of DTC to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.

(c)            Denominations; Registration. The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. The certificates for the Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time.

Section 3.      Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            Delivery of Registration Statement. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical, save for minor formatting differences, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

If the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) continues to be required in connection with the offering or sale of the Securities, the Company will inform the Representatives of its intention to file any amendment to the Registration Statement or any supplement to the Final Prospectus; will furnish the Representatives with copies of any such amendment or supplement a reasonable time in advance of filing; and will not file any such amendment or supplement in a form to which the Representatives or counsel to the Underwriters shall reasonably object (it being understood that the terms “amendment” and “supplement” do not include documents filed by the Company pursuant to the 1934 Act).

(b)            Final Term Sheet. The Company will prepare a final term sheet containing solely the final pricing terms of the Securities in a form approved by the Representatives and contained in Schedule D hereof and file such term sheet pursuant to Rule 433(d) of the 1933 Act within the time required by such rule.

(c)            Filing and Delivery of Pricing Prospectus and Final Prospectus.

(1)            The Company will cause the Pricing Prospectus and the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will promptly advise the Representatives upon such filing.

(2)            The Company has delivered to each Underwriter, without charge, as many copies of each Pricing Prospectus, Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as such Underwriter has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, for so long as the delivery of a Final Prospectus is required under the 1933 Act or 1934 Act, such number of copies of the Final Prospectus as such Underwriters may reasonably request. The Final Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical, save for minor formatting differences, to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the Commission.

(d)            Modification of Disclosure Package. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(e)            Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Disclosure Package and the Final Prospectus, except where the failure to comply will not adversely affect the distribution of the Securities. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary for the Company to amend the Registration Statement or amend or supplement the Final Prospectus in order that the Final Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time such Final Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Final Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Final Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act and the 1933 Act Regulations relating thereto.

(g)            Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pricing Prospectus and Final Prospectus under “Use of Proceeds.”

(h)            Limitation on Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations, other than the final term sheet prepared and filed pursuant to Section 3(b) hereof; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectus included in Schedule C hereto. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)            Sale or Disposition of Debt Securities. For the period beginning the date of this Agreement through and including the business day following the Closing Time, the Company will not, without the prior written consent of the Representatives, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities substantially similar to the Securities.

Section 4.      Payment of Expenses.

(a)            Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation and printing of the Indenture, this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to DTC or its designated custodian or the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification, if any, of the Securities under state securities laws, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey and any supplement thereto, if any, (vi) the preparation, printing and delivery to the Underwriters of copies of the Pricing Prospectus and of the Final Prospectus and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the fees and expenses of the Trustee and counsel for the Trustee in connection with the Securities, and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the terms of the sale of the Securities. It is understood, however, that, except as provided in this Section and Section 6 hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock or other transfer taxes on resale of any of the Securities by it, and any advertising expenses connected with any offers of the Securities such Underwriter may make.

(b)            Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Sections 9(a)(i) or 9(a)(v) hereof, the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5.      Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Trust or the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement shall have been issued and shall continue to be in effect under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Pricing Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filings by the 1933 Act Regulations, and the final term sheet contemplated by Section 3(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the 1933 Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433.

(b)            Opinions of Counsel for the Company. At Closing Time, the Representatives on behalf of the Underwriters shall have received the opinion and letter, dated as of Closing Time, of Sullivan & Cromwell LLP, counsel for the Company, in form and substance reasonably satisfactory to the Underwriters, to the effect set forth in Exhibit A hereto.

(c)            Opinion of Maryland Counsel for the Trust. At Closing Time, the Representatives on behalf of the Underwriters shall have received the opinion, dated as of Closing Time, of Venable LLP, Maryland counsel for the Trust, in form and substance reasonably satisfactory to the Underwriters to the effect set forth in Exhibit B hereto.

(d)            Opinion of Counsel for the Underwriters. At Closing Time, the Representatives on behalf of the Underwriters shall have received the favorable opinion and letter, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement and such other related matters as the Underwriters may reasonably request. In giving such opinion such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and its subsidiaries and certificates of public officials.

(e)            Officers’ Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, and the Representatives on behalf of the Underwriters shall have received a certificate of the Chairman or President and the Chief Financial Officer of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and shall be in effect and no proceedings for that purpose have been instituted or, to the best of such officers’ knowledge, are pending or are contemplated by the Commission.

(f)            Officer’s Certificate. At the Closing Time, the Representatives on behalf of the Underwriters shall have received an officer’s certificate, dated as of the Closing Time, of Michael J. Franco, Chief Financial Officer and President of the Trust, substantially in the form set forth in Exhibit C hereto.

(g)            Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives on behalf of the Underwriters shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Disclosure Package and the Final Prospectus.

(h)            Bring-down Comfort Letter. At Closing Time, the Representatives on behalf of the Underwriters shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)            Maintenance of Rating. Since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to any of the Company's outstanding debt securities by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of any such debt securities.

(j)            Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k)            Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

Section 6.      Indemnification.

(a)            Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and its respective officers or directors, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Basic Prospectus, the Pricing Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the investor presentation dated January 6, 2026, or the information contained in the final term sheet required to be prepared and filed pursuant to Section 3(b) hereof (or in any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)            against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the information described in subsection (b) below, it being understood and agreed that the only such information furnished by any Representatives consists of the information described in such subsection (b) below.

(b)            Indemnification of Company, Trustees, Partners and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its partners, each of the officers of the Trust who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Pricing Prospectus or the Final Prospectus, or in any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Basic Prospectus, the Pricing Prospectus or the Final Prospectus, or in any amendment or supplement, it being understood and agreed that the only such information consists of the following paragraphs in the Pricing Prospectus and the Final Prospectus are the statements set forth in the third and seventh paragraphs under the caption "Underwriting." For the avoidance of doubt, the investor presentation referred to in Section 6(a)(i) hereto was prepared by the Company, and no information contained therein shall be deemed to have been furnished by any Underwriter for purposes of this Section 6(b).

(c)            Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Subject to Section 6(d), no indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with Section 6(a)(iii) hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, (iii) such indemnifying party, if it has not theretofore paid such reimbursement, is requested again to pay reimbursement at least five, but not more than ten, days prior to such settlement being entered into, and (iv) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7.      Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Final Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by it with respect to the offering of the Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The obligations of the Underwriters in this Section 7 to contribute are several in proportion to their respective purchase obligations with respect to the Securities and not joint.

For purposes of this Section 7, each officer or director of each Underwriter and person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each partner and officer of the Company who signed the Registration Statement, each trustee of the Trust, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

Section 8.      Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust or the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person of an Underwriter, or by or on behalf of the Company or any officer or trustee of the Trust or partner or controlling person of the Company, and shall survive delivery of the Securities to the Underwriters.

Section 9.      Termination of Agreement.

(a)            Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, any material adverse change in or affecting the condition, financial or otherwise, or the earnings or business affairs of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, or any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to commence or continue the offering of the Securities to the public or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or by the New York Stock Exchange, or if trading generally on the New York Stock Exchange has been suspended or materially limited, or (iv) if a banking moratorium has been declared by either Federal or New York authorities, or (v) if, since the time of execution of this Agreement, there shall have been any downgrading in the rating of any of the Company’s securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the 1934 Act) or any notice given of any intended or potential downgrading in any such rating.

(b)            Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 15, 16 and 17 shall survive such termination and remain in full force and effect.

Section 10.      Default by One or More of the Underwriters.

(a)            Substitution of Defaulting Underwriters. If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase under this Agreement, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Representatives that it has so arranged for the purchase of such Securities, the Representatives or the Company shall have the right to postpone the Closing Time for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Final Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Final Prospectus which in the opinion of the Representatives may thereby be made necessary. The term “Underwriter” as used in the Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement.

(b)            Purchase by Non-Defaulting Underwriters. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase under this Agreement) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            Termination. If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Representatives or the Company, or both, as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the party of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters provided in Section 4 hereof and the indemnity and contribution agreements in Sections 6 and 7 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

Section 11.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives as set forth in Schedule B; and notices to the Company shall be directed to it at 888 Seventh Avenue, New York, New York 10019, attention of the Chief Financial Officer.

Section 12.      No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 13.      Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, and their respective successors and the controlling persons and officers, trustees and partners referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, and said controlling persons and officers, trustees and partners and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14.      Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

Section 15.      Recognition of U.S. Special Resolution Regime.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16.      Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 17.      Trial by Jury. EACH OF THE COMPANY (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS PARTNERS AND AFFILIATES) AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 18.      Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 19.      Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

VORNADO REALTY L.P.
By:	Vornado Realty Trust,
its General Partner

By:	/s/ Steven Borenstein
	Name:	Steven Borenstein
	Title:	Executive Vice President

CONFIRMED AND ACCEPTED,
as of the date first above written.

By:	BOFA SECURITIES, INC.

	By:	/s/ Shawn Cepeda
		Name:	Shawn Cepeda
		Title:	Managing Director

By:	PNC CAPITAL MARKETS LLC

	By:	/s/ Mitchell O'Shell
		Name:	Mitchell O'Shell
		Title:	Senior Associate

By:	U.S. BANCORP INVESTMENTS, INC.

	By:	/s/ Charles P. Carpenter
		Name:	Charles P. Carpenter
		Title:	Senior Vice President

By:	WELLS FARGO SECURITIES, LLC

	By	/s/ Carolyn Hurley
		Name:	Carolyn Hurley
		Title:	Managing Director

For themselves and as Representatives of the other

Underwriters named in Schedule A

hereto.

SCHEDULE A

Name of Underwriter	Aggregate Principal Amount of Notes
BofA Securities, Inc.	$55,000,000
PNC Capital Markets LLC	$55,000,000
U.S. Bancorp Investments, Inc.	$55,000,000
Wells Fargo Securities, LLC	$55,000,000
BMO Capital Markets Corp.	$55,000,000
J.P. Morgan Securities LLC	$55,000,000
BNY Mellon Capital Markets, LLC	$18,125,000
Citigroup Global Markets Inc.	$18,125,000
Citizens JMP Securities, LLC	$18,125,000
Deutsche Bank Securities Inc.	$18,125,000
Goldman Sachs & Co. LLC	$18,125,000
M&T Securities, Inc.	$18,125,000
Mizuho Securities USA LLC	$18,125,000
Morgan Stanley & Co. LLC	$18,125,000
Cabrera Capital Markets LLC	$5,625,000
ING Financial Markets LLC	$5,625,000
Loop Capital Markets LLC	$5,625,000
Standard Chartered Bank	$5,625,000
Academy Securities, Inc.	$2,500,000
Total	$500,000,000

Sch A-1

SCHEDULE B

VORNADO REALTY L.P.

Title of Securities:

5.750% Notes due 2033 (the “Securities”)

Aggregate Principal Amount of Notes:

$500,000,000

Public Offering Price:

99.824%

Purchase Price:

99.074%

Form of Securities:

Book-Entry Only through DTC

Specified Funds for Payment of Purchase Price:

Wire transfer of same-day funds.

Time of Delivery:

10:00 a.m. (New York City time) on January 14, 2026 (T+5)

Closing Location:

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West, New York, New York 10001

Names and Addresses of Designated Representatives:

Designated Representatives: BofA Securities, Inc., PNC Capital Markets LLC, U.S. Bancorp Investments, Inc. and Wells Fargo Securities, LLC

Address for Notices, etc.:

BofA Securities, Inc.

114 West 47th Street

NY8-114-07-01

New York, NY 10036

Attention: High Grade Transaction

Management/Legal

Facsimile: (212) 901-7881

Sch B-1

PNC Capital Markets LLC

300 Fifth Ave, 10th Floor

Pittsburgh, PA 15222

Attention: Debt Capital Markets, Fixed Income Transaction

Execution

Email: capitalmarketsnotices@pnc.com

U.S. Bancorp Investments, Inc.

214 N. Tryon Street, 26th Floor

Charlotte, NC 28202

Attention: Credit Fixed Income

Facsimile: (877) 774-3462

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

Attention: Transaction Management

Email: tmgcapitalmarkets@wellsfargo.com

Record Dates:

January 15 and July 15

Interest Payment Dates:

February 1 and August 1, commencing August 1, 2026

Maturity Date:

February 1, 2033

Ranking:

The Securities will be unsecured and unsubordinated obligations of the Company and will rank equally with all of the Company’s unsecured and unsubordinated indebtedness from time to time outstanding.

Conversion Rights:

The Securities are not convertible or exchangeable for any property or other securities of the Company.

Sch B-2

Redemption at Option of the Company:

Prior to the Par Call Date, as defined in the Disclosure Package, the Company may redeem the Securities, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount, and rounded to three decimal places) equal to the greater of: (1) (a)  the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Securities matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, as defined in the Disclosure Package, plus 30 basis points; less (b) interest accrued to the redemption date, and (2) 100% of the principal amount of the Securities to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, the Company may redeem the Securities, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sch B-3

SCHEDULE C

FREE WRITING PROSPECTUS

The Final Term Sheet attached hereto as Schedule D.

Sch C-1

SCHEDULE D

FINAL TERM SHEET

Sch D-1

Pricing Term Sheet

Vornado Realty L.P.
$500,000,000 5.750% Notes due 2033

Issuer:	Vornado Realty L.P.
Securities Offered:	5.750% Notes due February 1, 2033 (the “Notes”)
Expected Security Ratings* (Moody’s/Standard & Poor’s/Fitch):	Ba1 / BBB- / BB+
Principal Amount:	$500,000,000 aggregate principal amount
Maturity Date:	February 1, 2033
Trade Date:	January 7, 2026
Settlement Date**:	January 14, 2026 (T + 5)
Interest Payment Dates:	February 1 and August 1, commencing August 1, 2026

Coupon:	5.750% per annum
Benchmark Treasury:	U.S. Treasury 3.875% due December 31, 2032
Benchmark Treasury Price:	99-26¼
Benchmark Treasury Yield:	3.905%
Spread to Benchmark Treasury:	+ 187.5 bps
Yield to Maturity:	5.780%
Public Offering Price:	99.824% per note
Net Proceeds:	$495,370,000 (after deducting the underwriting discount and before expenses associated with the transaction)

Optional Redemption:
Make-whole Call:	Make-whole call at T + 30 basis points
Par-Call:	On or after December 1, 2032 (2 months prior to the maturity date)
CUSIP/ISIN:	929043 AN7 / US929043AN77

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Joint Book-Running Managers:

BofA Securities, Inc.

PNC Capital Markets LLC

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

BMO Capital Markets Corp.

J.P. Morgan Securities LLC

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Citizens JMP Securities, LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

M&T Securities, Inc.

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

Co-Managers:	Cabrera Capital Markets LLC ING Financial Markets LLC Loop Capital Markets LLC Standard Chartered Bank Academy Securities, Inc.

*            A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**            Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the business day before the date of delivery will be required, by virtue of the fact that the Notes will initially settle T + 5, to specify an alternative settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the business day before the date of delivery should consult their own advisors.

Vornado Realty L.P. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents Vornado Realty L.P. has filed with the SEC for more complete information about Vornado Realty L.P. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you can request the prospectus by calling BofA Securities, Inc. toll-free at 1-800-294-1322, PNC Capital Markets LLC toll-free at 1-855-881-0697, U.S. Bancorp Investments, Inc. toll-free at 1-877-558-2607 and Wells Fargo Securities, LLC toll-free at 1-800-645-3751.

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ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER ELECTRONIC MAIL SYSTEM.

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